Exhibit 99.1
Form 3 Joint Filer Information

Names of the Reporting Persons:	•	Desert Stock Acquisition I LLC, a Delaware limited liability company (“Desert Stock Acquisition I”);

	•	NWRA Ventures I, LLC, a Delaware limited liability company and the 100% owner of Desert Stock Acquisition (“NWRA Ventures I”);

	•	NWRA Ventures Management I, LLC, a Delaware Limited Liability Company and the managing member of NWRA Ventures I (“NWRA Ventures Management I”);

	•	NWRA Red Rock I, LLC, a Delaware limited liability company and the managing member of NWRA Ventures Management I (“NWRA Red Rock I”);

	•	Juniper NVM, LLC, a Delaware limited liability company and a member of NWRA Ventures Management I (“Juniper NVM”);

	•	Five Mile Capital II IMH Investment SPE LLC, a Delaware limited liability company and a member of NWRA Ventures I (“Five Mile Capital II”);

	•	Five Mile Capital II Equity Pooling LLC, a Delaware limited liability company and the sole member of Five Mile Capital II (“Five Mile Capital II Equity Pooling”); and

	•	Five Mile Capital Partners LLC, a Delaware limited liability company and the manager of Five Mile Capital II Equity Pooling (“Five Mile Capital Partners”).

Address for Desert Stock Acquisition I, NWRA Ventures I, NWRA Ventures Management and NWRA Redrock I:	c/o NWRA Ventures I, LLC, 10 Cutter Mill Road, Suite 402, Great Neck, NY I 11021

Address for Juniper NVM:	c/o Juniper Capital Partners, LLC, 981 Linda Flora, Los Angeles, California 90049

Address for Five Mile Capita II, Five Mile Capital II Equity Pooling and Five Mile Capital Partners:	c/o Five Mile Capital Partners LLC, 3 Stamford Plaza, 301 Tresser Blvd, 12th Floor, Stamford, CT 06901

Date of Event Requiring Statement for each of the Reporting Persons:	June 7, 2011

Designated Filer for each of the Reporting Persons:	NWRA Ventures I, LLC

Issuer Name & Ticker or Trading Symbol for each of the Reporting Persons:	IMH Financial Corporation; None
As of June 7, 2011, the Reporting Persons had the shared direct and indirect interests listed below in the common stock of (the “Shares”) of IMH Financial Corporation. The number of Shares listed for each Reporting Person below assumes the conversion of the Promissory Note into the Company’s Series A preferred stock and then into Shares and assumes the maximum deferred interest elections on the Promissory Note or the maximum paid in kind dividend elections on the Series A preferred stock, as applicable.
•	Desert Stock Acquisition I is the indirect beneficial owner of 7,123,594 Shares;
•	NWRA Ventures I, as a lender to the Issuer, is the direct beneficial owner of 7,123,594 Shares;
•	NWRA Ventures Management I, as the managing member of NWRA Ventures I, is the indirect beneficial owner of 7,123,594 Shares;
•	NWRA Red Rock I, as the managing member of NWRA Ventures Management I, is the indirect beneficial owner of 7,123,594 Shares;
•	Juniper NVM, as a member of NWRA Ventures Management I, is the indirect beneficial owner of 7,123,594 Shares;
•	Five Mile Capital II, as a member of NWRA Ventures I, is the indirect beneficial owner of 7,123,594 Shares;
•	Five Mile Capital II Equity Pooling, as the sole member of Five Mile Capital II, is the indirect beneficial owner of 7,123,594 Shares; and
•	Five Mile Capital Partners, as the manager of Five Mile Capital II Equity Pooling, is the indirect beneficial owner of 7,123,594 Shares.
As of June 7, 2011, the Reporting Persons had the following shared direct and indirect interests in Class B-1 Common Stock (“Class B-1 Shares”), Class B-2 Common Stock (“Class B-2 Shares”), Class B-3 Common Stock (“Class B-3 Shares”) and Class B-4 Common Stock (“Class B-4 Shares”) of IMH Financial Corporation:

Class B-1	Class B-2	Class B-3	Class B-4
Shares	Shares	Shares	Shares

• Desert Stock Acquisition I is the direct beneficial owner of:	1,432	1,432	2,849	313,789
• NWRA Ventures I, as a lender to the Issuer, is the indirect beneficial owner of:	1,432	1,432	2,849	313,789
• NWRA Ventures Management I, as the managing member of NWRA Ventures I, is the indirect beneficial owner of:	1,432	1,432	2,849	313,789
• NWRA Red Rock I, as the managing member of NWRA Ventures Management I, is the indirect beneficial owner of:	1,432	1,432	2,849	313,789
• Juniper NVM, as a member of NWRA Ventures Management I, is the indirect beneficial owner of:	1,432	1,432	2,849	313,789
• Five Mile Capital II, as a member of NWRA Ventures I, is the indirect beneficial owner of:	1,432	1,432	2,849	313,789
• Five Mile Capital II Equity Pooling, as the sole member of Five Mile Capital II, is the indirect beneficial owner of:	1,432	1,432	2,849	313,789
• Five Mile Capital Partners, as the manager of Five Mile Capital II Equity Pooling, is the indirect beneficial owner of:	1,432	1,432	2,849	313,789
Each of the Reporting Persons disclaims beneficial ownership of these securities except to the extent of the Reporting Person’s pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership for purposes of Section 16 or for any other purpose.

Desert Stock Acquisition I LLC a Delaware limited liability company	/s/ Andrew N. Stark, Authorized Signatory **Signature of Reporting Person	Date: June 17, 2011
NWRA Ventures Management I, LLC a Delaware limited liability company	/s/ Andrew N. Stark, Authorized Signatory **Signature of Reporting Person	Date: June 17, 2011
NWRA Red Rock I, LLC a Delaware limited liability company	/s/ Andrew N. Stark, Authorized Signatory **Signature of Reporting Person	Date: June 17, 2011
Juniper NVM, LLC a Delaware limited liability company	/s/ Jay Wolf, Authorized Signatory **Signature of Reporting Person	Date: June 17, 2011
Five Mile Capital II IMH Investment SPE LLC a Delaware limited liability company
By: Five Mile Capital II Equity Pooling LLC a Delaware limited liability company, its sole member
By: Five Mile Capital Partners LLC a Delaware limited liability company, its manager	/s/ James G. Glasgow, Jr., Managing Director **Signature of Reporting Person	Date: June 17, 2011
Five Mile Capital II Equity Pooling LLC a Delaware limited liability company
By: Five Mile Capital Partners LLC a Delaware limited liability company, its manager	/s/ James G. Glasgow, Jr., Managing Director **Signature of Reporting Person	Date: June 17, 2011
Five Mile Capital Partners LLC a Delaware limited liability company	/s/ James G. Glasgow, Jr., Managing Director **Signature of Reporting Person	Date: June 17, 2011
**Intentional misstatements or omissions of facts constitute Federal Criminal Violations.
See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).